UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 11, 2013

Gaming Partners International Corporation
(Exact name of registrant as specified in its charter)

Nevada	0-23588	88-0310433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 S. Industrial Road, Las Vegas, Nevada	89102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (702) 384-2425

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2013, Gaming Partners International Corporation (the “Company”) announced that Michael D. Mann, CPA, has been appointed as the Company’s Chief Financial Officer and Treasurer, effective September 30, 2013.  Mr. Mann’s primary responsibilities will include managing the Company’s financial reporting and assisting with its financial growth.  Mr. Mann will also serve as the Chief Financial Officer and Treasurer of the Company’s subsidiary, Gaming Partners International USA, Inc.

Mr. Mann’s salary will be $235,000 per year, and he will be eligible for an annual bonus based upon Company performance and the achievement of certain individual objectives. Mr. Mann will also receive a monthly car allowance of $600 and, after his first six months of employment, be entitled to a severance payment equal to three months of his salary if the Company terminates his employment without cause.

Mr. Mann, age 49, most recently served from 2010 to September 2013 as the Chief Audit Executive of Tropicana Entertainment, Inc., an owner and operator of regional casino and entertainment properties located in the United States and on the island of Aruba. From 2009 to 2010, Mr. Mann served as a consultant and interim chief financial officer of a logistics and transportation company. From 2007 to 2009, Mr. Mann served as Senior Director of Policies and Controls for Asurion, a provider of handset protection insurance contracts. His prior experience also includes serving as Director of Enterprise Risk Management at Caesars Entertainment Corporation from 2003 to 2007 and as a senior financial officer at various specialty manufacturing firms between 1995 and 2003, including more than three years as Chief Financial Officer at Cleo, Inc., a manufacturer of consumer packaging products.  Earlier in his carrier, Mr. Mann was an auditor with Arthur Andersen LLP. He is a graduate of Arkansas State University.

Mr. Mann has no family relationships with any director or other executive officer of the Company, and there are no related-party transactions involving Mr. Mann.

Item 7.01	Regulation FD Disclosure.

The Company issued a press release dated September 11, 2013 announcing the appointment of Michael D. Mann as Chief Financial Officer and Treasurer effective on September 30, 2013.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Name

Exhibit 99.01	Press release dated September 11, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gaming Partners International Corporation
(Registrant)

Date: September 11, 2013
	By:	/s/ Gregory S. Gronau
Gregory S. Gronau
	Its:	President and Chief Executive Officer